UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-A

FOR REGISTRATION OF SECURITIES OF
CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

First BanCorp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Commonwealth of Puerto Rico	66-0561882

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1519 Ponce de Leon Avenue San Juan, Puerto Rico	00908-0146

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS	NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED	EACH CLASS IS TO BE REGISTERED

7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (par value $1.00 per share)	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-75682 and 333-109075

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

NOT APPLICABLE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     Furnish the information required by Item 202 of Regulation S-K (Section 229.202 of this chapter).

     A description of the 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E, $1.00 par value per share (the “Series E Preferred Stock”) of First BanCorp. (the “Registrant”) is contained in the Prospectus Supplement dated September 25, 2003 filed with the Securities and Exchange Commission on September 26, 2003 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The offering of the Series E Preferred Stock was made pursuant to the aforementioned Prospectus Supplement relating to a Prospectus dated January 16, 2002, which is part of the Registrant’s Registration Statement on Form S-3, as amended (SEC File No. 333-75682), which became effective on January 24, 2002, and the Registrant’s Registration Statement on Form S-3 (SEC File No. 333-109075) filed pursuant to Rule 462(b) with the Securities and Exchange Commission on September 24, 2003, which became effective upon filing, both of which are incorporated herein by reference.

     INSTRUCTION. If a description of the securities comparable to that required here is contained in any other filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

ITEM 2.     EXHIBITS

     List below all exhibits, if any, required to be filed as part of the registration statement:

3.1	Certificate of Incorporation of Registrant is incorporated by reference to the Registration Statement on Form S-4 (SEC File No. 333-08640) filed with the Securities and Exchange Commission on April 15, 1998, as amended.

3.2	The By-Laws of Registrant are incorporated by reference to the Registration Statement on Form S-4 (SEC File No. 333-08640) filed with the Securities and Exchange Commission on April 15, 1998, as amended.

3.3	Certificate of Designation designating the terms of the Series E Preferred Stock (filed herewith).

4.1	Form of Series E Preferred Stock Certificate is incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2003.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST BANCORP.

/s/ Annie Astor-Carbonell

Name: Annie Astor-Carbonell Title: Senior Executive Vice President and Chief Financial Officer

Date: September 26, 2003